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EXHIBIT 23

               Consent of Independent Certified Public Accountants
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         We have issued our report dated April 24, 2002 (except for notes 1 and
3, as to which the date is May 9, 2002 and note 7, as to which the date is June 5, 2002), accompanying the consolidated financial statements incorporated by reference in the Annual Report of Environmental Tectonics Corporation and Subsidiaries on Form 10-K for the year ended February 22, 2002 and Part II of this form. We have also audited Schedule II for each of the three years in the period ended February 22, 2002. In our opinion, this schedule represents fairly, in all material respects, the information required to be set forth therein. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Environmental Tectonics Corporation and Subsidiaries of Form S-8 (File No. 333-65469, effective October 8, 1998), Form S-8 (File No 2-92407, effective August 14, 1984) and on Form S-3 (File No. 33-42219, effective September 4, 1991).


/s/ Grant Thornton LLP
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Philadelphia, Pennsylvania
June 7, 2002